TRANSFER AND ASSUMPTION
                                                        OF
                                           INVESTMENT ADVISORY AGREEMENT
                                                       FOR
                                           ___________________ PORTFOLIO
                                             OF ENDEAVOR SERIES TRUST



         TRANSFER AND ASSUMPTION OF INVESTMENT ADVISORY AGREEMENT, made as of December 31, 1998, by and among _______________, a __________ corporation (the
"Adviser"), Endeavor Investment Advisers, a California general partnership ("EIA"), and Endeavor Management Co., a California corporation ("EMC").

                                                     RECITALS

         EIA  is  the  Manager  of  Endeavor  Series  Trust  (the  "Trust"),   a
Massachusetts business trust registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Act"), pursuant to a Management Agreement dated November 23, 1992 between EIA and the Trust (the "Management Agreement").

         The Trust consists of several distinct investment portfolios including the ____________________ Portfolio (the "Fund").

         EIA as Manager of the Trust entered into an Investment Advisory Agreement with the Adviser as of ___________ (the "Advisory Agreement"), under which the Adviser serves as the investment adviser for the Fund.

         EIA, EMC and the Trust have entered into a Transfer and Assumption of Management Agreement effective as of December 31, 1998, pursuant to which EIA has transferred to EMC, and EMC has assumed, all of EIA's interest, rights, responsibilities and obligations under the Management Agreement, and the Transfer and Assumption of Management Agreement does not constitute a termination of the Management Agreement.

         EIA desires that its interest, rights, responsibilities and obligations in and under the Advisory Agreement likewise be transferred to EMC, and EMC desires to assume EIA's interest, rights, responsibilities and obligations in and under the Advisory Agreement.

         This  Agreement  does not  result  in a change  of  actual  control  or management of the Manager for the Fund and, therefore, is neither an "assignment" as defined in Section 2(a)(4) of the Act nor an "assignment" for purposes of Section 15(a)(4) of the Act.

                                                    AGREEMENTS

         In consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

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         1. Transfer.  Effective as of December 31, 1998 (the "Effective Date"),
EIA hereby transfers to EMC all of EIA's interest, rights, responsibilities and obligations in and under the Advisory Agreement.

         2. Assumption and Performance of Duties. As of the Effective Date, EMC hereby accepts all of EIA's interest and rights, and assumes and agrees to perform all of EIA's responsibilities and obligations in and under the Advisory Agreement; EMC agrees to be subject to all of the terms and conditions of said Agreement.

         3. Representations of EMC. EMC represents and warrants that (1) it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and (2) it holds a 50.01% interest in EIA and, as the managing partner of EIA, is responsible for its control and management.

         4. Consent. The Adviser hereby consents to this transfer by EIA to EMC of EIA's interest, rights, responsibilities and obligations in and under the Advisory Agreement and to the acceptance and assumption by EMC of the same. The Adviser agrees, subject to the terms and conditions of said Advisory Agreement, to look solely to EMC for the performance of the Manager's responsibilities and obligations under said Advisory Agreement from and after the effective Date, and to recognize as inuring solely to EMC the interest and rights heretofore held by EIA thereunder.

         5. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers hereunto as of the date first above written.


                                   -----------------------------


                                   By:      _______________________
                                            Title:



                                   ENDEAVOR INVESTMENT ADVISERS
                                   By:   Endeavor Management Co.,
                                            Managing Partner


                                   By:      _______________________
                                            Title:



                                   ENDEAVOR MANAGEMENT CO.


                                   By:      _______________________
                                            Title:



                                                        -3-

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